SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 10, 1998


                   Prospect Street High Income Portfolio Inc.
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             (Exact name of registrant as specified in its charter)


     Maryland                     811-5557                04-302-8343
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(State or other jurisdiction    (Commission              (IRS Employer
   of incorporation)            File Number)           Identification No.)

                  60 State Street, Boston, Massachusetts 02109
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                     Address of principal executive offices


Registrant's telephone number, including area code: (617) 742-3800


                              N/A
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   (Former name or former address, if changed since last report.)


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Item 5.           Other Events

                  On July 10, 1998, Prospect Street High Income Portfolio Inc., a Maryland investment company (the "Company"), entered into an amended and restated credit agreement (the "Credit Agreement") with BankBoston, N.A. ("BankBoston") and Commerzbank AG, as lenders (together, the Lenders"), and BankBoston, as agent, providing for the increase of the Company's existing revolving credit facility with BankBoston from $30 million to $50 million.

                  The Credit Agreement provides that the outstanding principal amounts of all loans made under the Credit Agreement shall mature on April 30, 2001, provided that the maturity date may be extended upon the agreement of the Company and the Lenders. Interest on loans made under the Credit Agreement is payable monthly at the option of the Company at an annual rate equal to BankBoston's base rate or LIBOR plus 0.55%. The proceeds available from the loans available under the Credit Agreement are to be used by the Company to redeem $20 million of the Company's currently outstanding fixed rate notes with the remaining balance of available loans, if any, to be used to finance the purchase of securities for the Company's investment portfolio.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (C)      Exhibits

                  99.1 Amended and Restated Credit Agreement dated as of July 10, 1998 between Prospect Street High Income Portfolio Inc., as borrower, BankBoston, N.A., as lender and agent, and Commerzbank AG, as lender.

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
                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PROSPECT STREET HIGH INCOME
                              PORTFOLIO INC.


Dated: July 21, 1998                   By: /s/ John A. Frabotta
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                                       John A. Frabotta
                                       Vice President, Treasurer,
                                       Chief Investment Officer and
                                       Chief Financial Officer

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